UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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USA TECHNOLOGIES, INC.

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USA Technologies, Inc. (the “Company”) issued the following press release on November 20, 2009.

News Release
For Immediate Release

USA Technologies Contact: George Jensen, Chairman & CEO Stephen P. Herbert, President & COO e-mail: sherbert@usatech.com Phone: (800) 633-0340	Proxy Solicitor: Mark Harnett / Jeanne Carr MacKenzie Partners, Inc. (212) 929-5500 USAT@mackenziepartners.com	Investor Relations Contact: Marlon Nurse, Vice President Porter, LeVay & Rose Phone: (212) 564-4700

USA Technologies, Inc. Issues Open Letter to Shareholders

Malvern, PA, November 20, 2009 -- USA Technologies, Inc. (Nasdaq: USAT) (the “Company”) today announced it has issued an open letter to its shareholders urging them to reject any proxy solicitation and not sign any blue proxy card they may receive from dissident shareholders Bradley Tirpak and Craig Thomas (the “Dissidents”).  On November 19, 2009, the Dissidents filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) announcing their plans to launch a proxy contest seeking to elect three directors, including Mr. Tirpak, to the Board of Directors of the Company.  The Company intends to fully respond in future correspondence to the Dissidents’ spurious claims.  In its letter to shareholders, the Company stated that it believes Mr. Tirpak and the two additional director nominees, who together on the record date of the annual meeting only own 10,000 shares, or 0.04%, of common stock of the Company, will not act in the best interests of the Company’s shareholders.  The complete text of the letter to shareholders follows:

November 20, 2009

Dear Fellow Shareholders:

By now, you should have received the proxy statement of USA Technologies, Inc. (the “Company”) for our December 15, 2009 Annual Meeting (the “Annual Meeting”), along with a WHITE proxy card or voting instruction card.  In addition, you may already have been contacted by Bradley Tirpak, a dissident shareholder, regarding our Annual Meeting, or may soon receive, proxy materials and a blue proxy card from Mr. Tirpak and Craig Thomas (the SAVE committee) (the “Dissidents”).  Mr. Tirpak, who owns only 10,000 shares, or 0.04%, of our common stock as of the record date of the Annual Meeting, has chosen to launch a costly and disruptive proxy contest to try to elect three candidates (including himself) to our Board in lieu of three of the Company’s independent Director nominees.  We urge you to reject the Dissidents’ solicitation and instead vote the Company’s WHITE proxy card.

The Company’s Board nominees have served you well in the past and especially during the current challenging economic times.  Recently, the Company added two new highly qualified independent directors to the Board.  Our nominees and the current Board have, and always will, put enhancement of shareholder value first.  Whether it is developing a long-term strategy to continue to be the leading supplier of unattended automated payment systems in the vending market or developing enhanced energy management products, your Board and management remain focused on enhancing long-term shareholder value.

The Company’s Board of Directors is independent, eminently qualified, diverse and open-minded, and its interests are aligned with those of all the Company’s shareholders. Your Board, which is comprised of eight directors, a majority of whom are independent, is actively engaged in the strategy of the Company and is committed to building value for all shareholders.

The Company’s management, as overseen by the current Board, has helped the Company reach a very unique and positive position.

o	The Company’s cash at the end of the last quarter ended September 30, 2009 was $16.7 million;
o	The Company is virtually debt free;
o	The Company has four new products that provide greater value and cost less for our customers;
o	There is a broad base of over 600 customers on the ePort Connect Service, including some of the world’s leading brands;
o	The Company is the leader in our market with approximately 57,000 terminals connected to our network; and

o	The Company is processing 7.4 million transactions per quarter, an increase of 57% versus a year ago.

The Company is focused on increasing revenue and gross profits, while reducing SG&A, (down 20% versus a year ago from the recent quarter completed) with a clear plan to reach and move beyond profitability. Recently, the Company successfully negotiated a contract with one of its largest and most important suppliers. This will result in immediate and significant new gross profits. For example, if this were in place for the quarter ended September 30, 2009, gross profits would have been approximately 34% rather than 27%. The marketplace understands the progress the Company has made over the last year as the stock price of USAT one year ago today was $1.50 versus yesterday’s closing price of $1.70, up 13.3%.

We intend to fully respond in future correspondence to the Dissidents’ spurious claims.  However, you should know that Mr. Tirpak is a former hedge fund manager whose interests may not be aligned with yours.  As stated previously, he owns only 10,000 shares of common stock as of the record date, and has never served as a director on a public company’s board.  The Dissidents’ other two director nominees own no shares of the Company’s common stock.  Nowhere in the Dissidents’ preliminary proxy materials do they present any plan or strategies for maximizing shareholder value.  Unlike Mr. Tirpak and the Dissidents’ other two nominees, your Board is committed and has a concrete plan for creating shareholder value as reflected in our increased share price.

Rather than engage in substantive discussions about ways to enhance shareholder value, the Dissidents filed public documents distorting the facts regarding your Board and its actions, and have made other confusing accusations. For example, the Dissidents’ filing contains grossly misleading information about the compensation of management. Over the last five years, the average cash compensation of the three officers (CEO, President and CFO) was approximately $276,000 per year, and the average stock award was approximately 53,000 shares of common stock per year, versus the misleading information contained in the Dissidents’ filing.

The Dissidents are not looking for the three most qualified candidates to be added to your Board, but are solely interested in having their own three candidates elected, regardless of what is in the best interests of the Company.  We can only conclude that the Dissidents will not serve the purpose of creating additional value for all shareholders. Additionally, Mr. Tirpak was one of two defendants in a class action alleging securities fraud that was settled through the payment of $2,250,000 by the defendants. Given Mr. Tirpak’s lack of public board experience and his past involvement in securities fraud litigation, we do not believe that he is qualified to serve on our Board.

Rest assured, we will not be discouraged by the current economy or by the Dissidents’ distractions.  Your best interests are our foremost goal.  We appreciate your continued confidence and support.

More than any other meeting in our Company’s history, this year’s Annual Meeting is critical and we urge all shareholders to disregard any materials they may receive from Mr. Tirpak or the Dissidents, and to vote only the WHITE proxy card or voting instruction form already sent to you by the Company.

I am also pleased to let you know that the Company has retained MacKenzie Partners, Inc. as our proxy solicitors in connection with the Annual Meeting.  Please feel free to contact them with any questions you may have at (212) 929-5500 (call collect), toll-free at (800) 322-2885 or by e-mail to USAT@mackenziepartners.com.

Sincerely,

/s/ George R. Jensen, Jr.
George R. Jensen, Jr. Chairman and Chief Executive Officer

About USA Technologies:

USA Technologies is a leader in the networking of wireless non-cash transactions, associated financial/network services and energy management.  USA Technologies provides networked credit card and other non-cash systems in the vending, commercial laundry, hospitality and digital imaging industries.  The Company has agreements with AT&T, Honeywell, Blackboard, MasterCard and others.

Forward-looking Statements

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the  financial position, business strategy and the plans and objectives of the company's management for future operations, are forward-looking statements.  When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the company or its management, identify forward-looking statements.  Such forward-looking statements are based on the beliefs of the company's management, as well as assumptions made by and information currently available to the company's management.  Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions Readers are cautioned not to place undue reliance on these forward-looking statements.  Unless required by law, the company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Important Additional Information

USA Technologies, Inc. (“USAT” or the “Company”) filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on October 27, 2009 in connection with the Annual Meeting of Shareholders to be held on December 15, 2009, and mailed the definitive proxy statement and a WHITE proxy card to shareholders.  [USAT and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with such meeting.]  The Company’s shareholders are strongly advised to read USAT’s proxy statement as it contains important information.  Shareholders may obtain an additional copy of USAT’s definitive proxy statement and any other documents filed by the Company with the SEC for free at the SEC’s website at http://www.sec.gov. Copies of the definitive proxy statement are available for free at http://www.amstock.com/Proxy Services/ViewMaterial.asp?Co Number=14591.  In addition, copies of the Company’s proxy materials may be requested at no charge by contacting MacKenzie Partners, Inc. at 1-800-322-2885 or via email at USAT@mackenziepartners.com.  Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of USAT’s shareholders is available in USAT’s definitive proxy statement filed with SEC on October 27, 2009.

####

The Company issued the following open letter to its shareholders on November 20, 2009:

November 20, 2009

Dear Fellow Shareholders:

By now, you should have received the proxy statement of USA Technologies, Inc. (the “Company”) for our December 15, 2009 Annual Meeting (the “Annual Meeting”), along with a WHITE proxy card or voting instruction card.  In addition, you may already have been contacted by Bradley Tirpak, a dissident shareholder, regarding our Annual Meeting, or may soon receive, proxy materials and a blue proxy card from Mr. Tirpak and Craig Thomas (the SAVE committee) (the “Dissidents”).  Mr. Tirpak, who owns only 10,000 shares, or 0.04%, of our common stock as of the record date of the Annual Meeting, has chosen to launch a costly and disruptive proxy contest to try to elect three candidates (including himself) to our Board in lieu of three of the Company’s independent Director nominees.  We urge you to reject the Dissidents’ solicitation and instead vote the Company’s WHITE proxy card.

The Company’s Board nominees have served you well in the past and especially during the current challenging economic times.  Recently, the Company added two new highly qualified independent directors to the Board.  Our nominees and the current Board have, and always will, put enhancement of shareholder value first.  Whether it is developing a long-term strategy to continue to be the leading supplier of unattended automated payment systems in the vending market or developing enhanced energy management products, your Board and management remain focused on enhancing long-term shareholder value.

The Company’s Board of Directors is independent, eminently qualified, diverse and open-minded, and its interests are aligned with those of all the Company’s shareholders. Your Board, which is comprised of eight directors, a majority of whom are independent, is actively engaged in the strategy of the Company and is committed to building value for all shareholders.

The Company’s management, as overseen by the current Board, has helped the Company reach a very unique and positive position.

o	The Company’s cash at the end of the last quarter ended September 30, 2009 was $16.7 million;
o	The Company is virtually debt free;
o	The Company has four new products that provide greater value and cost less for our customers;
o	There is a broad base of over 600 customers on the ePort Connect Service, including some of the world’s leading brands;
o	The Company is the leader in our market with approximately 57,000 terminals connected to our network; and
o	The Company is processing 7.4 million transactions per quarter, an increase of 57% versus a year ago.

The Company is focused on increasing revenue and gross profits, while reducing SG&A, (down 20% versus a year ago from the recent quarter completed) with a clear plan to reach and move beyond profitability. Recently, the Company successfully negotiated a contract with one of its largest and most important suppliers. This will result in immediate and significant new gross profits. For example, if this were in place for the quarter ended September 30, 2009, gross profits would have been approximately 34% rather than 27%. The marketplace understands the progress the Company has made over the last year as the stock price of USAT one year ago today was $1.50 versus yesterday’s closing price of $1.70, up 13.3%.

We intend to fully respond in future correspondence to the Dissidents’ spurious claims.  However, you should know that Mr. Tirpak is a former hedge fund manager whose interests may not be aligned with yours.  As stated previously, he owns only 10,000 shares of common stock as of the record date, and has never served as a director on a public company’s board.  The Dissidents’ other two director nominees own no shares of the Company’s common stock.  Nowhere in the Dissidents’ preliminary proxy materials do they present any plan or strategies for maximizing shareholder value.  Unlike Mr. Tirpak and the Dissidents’ other two nominees, your Board is committed and has a concrete plan for creating shareholder value as reflected in our increased share price.

Rather than engage in substantive discussions about ways to enhance shareholder value, the Dissidents filed public documents distorting the facts regarding your Board and its actions, and have made other confusing accusations. For example, the Dissidents’ filing contains grossly misleading information about the compensation of management. Over the last five years, the average cash compensation of the three officers (CEO, President and CFO) was approximately $276,000 per year, and the average stock award was approximately 53,000 shares of common stock per year, versus the misleading information contained in the Dissidents’ filing.

The Dissidents are not looking for the three most qualified candidates to be added to your Board, but are solely interested in having their own three candidates elected, regardless of what is in the best interests of the Company.  We can only conclude that the Dissidents will not serve the purpose of creating additional value for all shareholders. Additionally, Mr. Tirpak was one of two defendants in a class action alleging securities fraud that was settled through the payment of $2,250,000 by the defendants. Given Mr. Tirpak’s lack of public board experience and his past involvement in securities fraud litigation, we do not believe that he is qualified to serve on our Board.

Rest assured, we will not be discouraged by the current economy or by the Dissidents’ distractions.  Your best interests are our foremost goal.  We appreciate your continued confidence and support.

More than any other meeting in our Company’s history, this year’s Annual Meeting is critical and we urge all shareholders to disregard any materials they may receive from Mr. Tirpak or the Dissidents, and to vote only the WHITE proxy card or voting instruction form already sent to you by the Company.

I am also pleased to let you know that the Company has retained MacKenzie Partners, Inc. as our proxy solicitors in connection with the Annual Meeting.  Please feel free to contact them with any questions you may have at (212) 929-5500 (call collect), toll-free at (800) 322-2885 or by e-mail to USAT@mackenziepartners.com.

Sincerely,

/s/ George R. Jensen, Jr.
George R. Jensen, Jr. Chairman and Chief Executive Officer

The Company sent the following email to its employees on November 20, 2009:

Please find attached the Company’s response to yesterday’s filing by a dissident shareholder group. If you have any questions, please speak with George, Steve, or Dave.

Best Regards,
Steve

Stephen P. Herbert
President / COO
USA Technologies Inc.
100 Deerfield Lane, Suite 140
Malvern, PA. 19355
NASDAQ: USAT
P 610.989.0340
F 610.989.0704
Email sherbert@usatech.com
www.usatech.com

News Release
For Immediate Release

USA Technologies Contact: George Jensen, Chairman & CEO Stephen P. Herbert, President & COO e-mail: sherbert@usatech.com Phone: (800) 633-0340	Proxy Solicitor: Mark Harnett / Jeanne Carr MacKenzie Partners, Inc. (212) 929-5500 USAT@mackenziepartners.com	Investor Relations Contact: Marlon Nurse, Vice President Porter, LeVay & Rose Phone: (212) 564-4700

USA Technologies, Inc. Issues Open Letter to Shareholders

Malvern, PA, November 20, 2009 -- USA Technologies, Inc. (Nasdaq: USAT) (the “Company”) today announced it has issued an open letter to its shareholders urging them to reject any proxy solicitation and not sign any blue proxy card they may receive from dissident shareholders Bradley Tirpak and Craig Thomas (the “Dissidents”).  On November 19, 2009, the Dissidents filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) announcing their plans to launch a proxy contest seeking to elect three directors, including Mr. Tirpak, to the Board of Directors of the Company.  The Company intends to fully respond in future correspondence to the Dissidents’ spurious claims.  In its letter to shareholders, the Company stated that it believes Mr. Tirpak and the two additional director nominees, who together on the record date of the annual meeting only own 10,000 shares, or 0.04%, of common stock of the Company, will not act in the best interests of the Company’s shareholders.  The complete text of the letter to shareholders follows:

November 20, 2009

Dear Fellow Shareholders:

By now, you should have received the proxy statement of USA Technologies, Inc. (the “Company”) for our December 15, 2009 Annual Meeting (the “Annual Meeting”), along with a WHITE proxy card or voting instruction card.  In addition, you may already have been contacted by Bradley Tirpak, a dissident shareholder, regarding our Annual Meeting, or may soon receive, proxy materials and a blue proxy card from Mr. Tirpak and Craig Thomas (the SAVE committee) (the “Dissidents”).  Mr. Tirpak, who owns only 10,000 shares, or 0.04%, of our common stock as of the record date of the Annual Meeting, has chosen to launch a costly and disruptive proxy contest to try to elect three candidates (including himself) to our Board in lieu of three of the Company’s independent Director nominees.  We urge you to reject the Dissidents’ solicitation and instead vote the Company’s WHITE proxy card.

The Company’s Board nominees have served you well in the past and especially during the current challenging economic times.  Recently, the Company added two new highly qualified independent directors to the Board.  Our nominees and the current Board have, and always will, put enhancement of shareholder value first.  Whether it is developing a long-term strategy to continue to be the leading supplier of unattended automated payment systems in the vending market or developing enhanced energy management products, your Board and management remain focused on enhancing long-term shareholder value.

The Company’s Board of Directors is independent, eminently qualified, diverse and open-minded, and its interests are aligned with those of all the Company’s shareholders. Your Board, which is comprised of eight directors, a majority of whom are independent, is actively engaged in the strategy of the Company and is committed to building value for all shareholders.

The Company’s management, as overseen by the current Board, has helped the Company reach a very unique and positive position.

o	The Company’s cash at the end of the last quarter ended September 30, 2009 was $16.7 million;
o	The Company is virtually debt free;
o	The Company has four new products that provide greater value and cost less for our customers;
o	There is a broad base of over 600 customers on the ePort Connect Service, including some of the world’s leading brands;
o	The Company is the leader in our market with approximately 57,000 terminals connected to our network; and
o	The Company is processing 7.4 million transactions per quarter, an increase of 57% versus a year ago.

The Company is focused on increasing revenue and gross profits, while reducing SG&A, (down 20% versus a year ago from the recent quarter completed) with a clear plan to reach and move beyond profitability. Recently, the Company successfully negotiated a contract with one of its largest and most important suppliers. This will result in immediate and significant new gross profits. For example, if this were in place for the quarter ended September 30, 2009, gross profits would have been approximately 34% rather than 27%. The marketplace understands the progress the Company has made over the last year as the stock price of USAT one year ago today was $1.50 versus yesterday’s closing price of $1.70, up 13.3%.

We intend to fully respond in future correspondence to the Dissidents’ spurious claims.  However, you should know that Mr. Tirpak is a former hedge fund manager whose interests may not be aligned with yours.  As stated previously, he owns only 10,000 shares of common stock as of the record date, and has never served as a director on a public company’s board.  The Dissidents’ other two director nominees own no shares of the Company’s common stock.  Nowhere in the Dissidents’ preliminary proxy materials do they present any plan or strategies for maximizing shareholder value.  Unlike Mr. Tirpak and the Dissidents’ other two nominees, your Board is committed and has a concrete plan for creating shareholder value as reflected in our increased share price.

Rather than engage in substantive discussions about ways to enhance shareholder value, the Dissidents filed public documents distorting the facts regarding your Board and its actions, and have made other confusing accusations. For example, the Dissidents’ filing contains grossly misleading information about the compensation of management. Over the last five years, the average cash compensation of the three officers (CEO, President and CFO) was approximately $276,000 per year, and the average stock award was approximately 53,000 shares of common stock per year, versus the misleading information contained in the Dissidents’ filing.

The Dissidents are not looking for the three most qualified candidates to be added to your Board, but are solely interested in having their own three candidates elected, regardless of what is in the best interests of the Company.  We can only conclude that the Dissidents will not serve the purpose of creating additional value for all shareholders. Additionally, Mr. Tirpak was one of two defendants in a class action alleging securities fraud that was settled through the payment of $2,250,000 by the defendants. Given Mr. Tirpak’s lack of public board experience and his past involvement in securities fraud litigation, we do not believe that he is qualified to serve on our Board.

Rest assured, we will not be discouraged by the current economy or by the Dissidents’ distractions.  Your best interests are our foremost goal.  We appreciate your continued confidence and support.

More than any other meeting in our Company’s history, this year’s Annual Meeting is critical and we urge all shareholders to disregard any materials they may receive from Mr. Tirpak or the Dissidents, and to vote only the WHITE proxy card or voting instruction form already sent to you by the Company.

I am also pleased to let you know that the Company has retained MacKenzie Partners, Inc. as our proxy solicitors in connection with the Annual Meeting.  Please feel free to contact them with any questions you may have at (212) 929-5500 (call collect), toll-free at (800) 322-2885 or by e-mail to USAT@mackenziepartners.com.

Sincerely,

/s/ George R. Jensen, Jr.
George R. Jensen, Jr. Chairman and Chief Executive Officer

About USA Technologies:

USA Technologies is a leader in the networking of wireless non-cash transactions, associated financial/network services and energy management.  USA Technologies provides networked credit card and other non-cash systems in the vending, commercial laundry, hospitality and digital imaging industries.  The Company has agreements with AT&T, Honeywell, Blackboard, MasterCard and others.

Forward-looking Statements

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the  financial position, business strategy and the plans and objectives of the company's management for future operations, are forward-looking statements.  When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the company or its management, identify forward-looking statements.  Such forward-looking statements are based on the beliefs of the company's management, as well as assumptions made by and information currently available to the company's management.  Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions Readers are cautioned not to place undue reliance on these forward-looking statements.  Unless required by law, the company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Important Additional Information

USA Technologies, Inc. (“USAT” or the “Company”) filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on October 27, 2009 in connection with the Annual Meeting of Shareholders to be held on December 15, 2009, and mailed the definitive proxy statement and a WHITE proxy card to shareholders.  [USAT and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with such meeting.]  The Company’s shareholders are strongly advised to read USAT’s proxy statement as it contains important information.  Shareholders may obtain an additional copy of USAT’s definitive proxy statement and any other documents filed by the Company with the SEC for free at the SEC’s website at http://www.sec.gov. Copies of the definitive proxy statement are available for free at http://www.amstock.com/Proxy Services/ViewMaterial.asp?Co Number=14591.  In addition, copies of the Company’s proxy materials may be requested at no charge by contacting MacKenzie Partners, Inc. at 1-800-322-2885 or via email at USAT@mackenziepartners.com.  Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of USAT’s shareholders is available in USAT’s definitive proxy statement filed with SEC on October 27, 2009.

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